As filed with the Securities and Exchange Commission on March 22, 2016
Registration No. 333-182045
Registration No. 333-176968
Registration No. 333-163446
Registration No. 333-163445
Registration No. 333-161207
Registration No. 333-157585
Registration No. 333-129762
Registration No. 333-107242
Registration No. 333-11998

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
Post-Effective Amendment No.1 to Form S-8, Registration No. 333-182045
Post-Effective Amendment No.1 to Form S-8, Registration No. 333-176968
Post-Effective Amendment No.1 to Form S-8, Registration No. 333-163446
Post-Effective Amendment No.1 to Form S-8, Registration No. 333-163445
Post-Effective Amendment No.1 to Form S-8, Registration No. 333-161207
Post-Effective Amendment No.1 to Form S-8, Registration No. 333-157585
Post-Effective Amendment No.1 to Form S-8, Registration No. 333-129762
Post-Effective Amendment No.1 to Form S-8, Registration No. 333-107242
Post-Effective Amendment No.1 to Form S-8, Registration No. 333-11998

_____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
______________________________
PartnerRe Ltd.
(Exact name of Registrant as Specified in Its Charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not applicable (IRS Employer Identification No.)
________________________________________________________
Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda, HM 08
(Address of Principal Executive Offices) (Zip Code)
________________________________________________________

Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. Amended and Restated Non-Employee Directors Share Plan
Common shares,  $1.00 par value, each issuable under the PartnerRe Ltd. Amended and Restated Employee Equity Plan
Common shares,  $1.00 par value, each issuable under the PartnerRe Ltd. Swiss Share Purchase Plan
Common shares, $1.00 par value, each issuable under the PARIS RE Holdings Limited 2006 Equity Purchase Plan
Common shares,  $1.00 par value, each issuable under the PARIS RE Holdings Limited 2006 Equity Incentive Plan
Common shares, $1.00 par value, each issuable under the PARIS RE Holdings Limited 2006 Executive Equity Incentive Plan
Common shares, $1.00 par value, each issuable under the PARIS RE Holdings Limited 2007 Equity Incentive Plan
Common shares, $1.00 par value, each issuable under the 2009 Employee Share Purchase Plan
Common shares, $1.00 par value, each issuable under the 2003 Non-Employee Director Share Plan
Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. 2005 Employee Equity Plan
Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. 2003 Non-Employee Directors Stock Plan
Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. Employee Share Purchase Plan, Employee Incentive Plan and 1993 Non-Employee Directors Stock Plan
______________________________________________________
(Full titles of plan)
________________________________________________________

c/o Theodore Walker
PartnerRe U.S. Corporation
One Greenwich Plaza
Greenwich, CT 06830-6352
(203) 485-4200
________________________________________________________
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Marc Wetherhill PartnerRe Ltd. Attention: Secretary and Chief Legal Counsel Wellesley House South 90 Pitts Bay Road Pembroke HM 08, Bermuda +1 (441) 292-0888	Kelley D. Parker Raphael M. Russo Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒ Non-accelerated filer (do not check if a smaller reporting company) ☐	Accelerated filer ☐ Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

As previously disclosed by PartnerRe Ltd. (the “Company”), in connection with the acquisition of the Company by EXOR S.p.A. (“EXOR”), the Company has entered into a merger agreement with Exor N.V. (the “Parent”), a wholly owned subsidiary of the Parent and, solely with respect to certain specified sections of the merger agreement, EXOR. The acquisition of the Company by EXOR closed on March 18, 2016. The merger agreement requires the Company to delist its common shares from the New York Stock Exchange and deregister its common stock under the Securities Exchange Act of 1934.
As a result, these Post-Effective Amendments (collectively, the “Post-Effective Amendments”) are being filed by the Company to deregister any unissued securities previously registered under the following registration statements on Form S-8 filed by the Company (collectively, the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”) pertaining to the registration of ordinary shares of the Company offered under certain employee and equity plans and agreements (each, a “Plan” and collectively, the “Plans”) and to terminate the Registration Statements.

•	Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. Amended and Restated Non-Employee Directors Share Plan (Registration No. 333-182045)
•	Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. Amended and Restated Employee Equity Plan (Registration No. 333-176968)
•	Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. Swiss Share Purchase Plan (Registration No. 333-176968)
•	Common shares, $1.00 par value, each issuable under the PARIS RE Holdings Limited 2006 Equity Purchase Plan (Registration No. 333-163446)
•	Common shares, $1.00 par value, each issuable under the PARIS RE Holdings Limited 2006 Equity Incentive Plan (Registration No.333-163446)
•	Common shares, $1.00 par value, each issuable under the PARIS RE Holdings Limited 2006 Executive Equity Incentive Plan (Registration No. 333-163446)
•	Common shares, $1.00 par value, each issuable under the PARIS RE Holdings Limited 2007 Equity Incentive Plan (Registration No.333-163446)
•	Common shares, $1.00 par value, each issuable under the 2009 Employee Share Purchase Plan (Registration No. 333-161207)
•	Common shares, $1.00 par value, each issuable under the 2003 Non-Employee Director Share Plan (Registration No. 333-161207)
•	Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. 2005 Employee Equity Plan (Registration Nos. 333-163445, 333-157585 and 333-129762)
•	Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. 2003 Non-Employee Directors Stock Plan (Registration No. 333-107242)
•	Common shares, $1.00 par value, each issuable under the PartnerRe Ltd. Employee Share Purchase Plan, Employee Incentive Plan and 1993 Non-Employee Directors Stock Plan (Registration No. 333-11998)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on March 22, 2016.

PARTNERRE LTD.

By:	/s/ Marc Wetherhill
Name:	Marc Wetherhill
Title:	Chief Legal Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, the Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated on March 22, 2016.

Name	Title(s)

/s/ Emmanuel Clarke	President (Principal Executive Officer)
Emmanuel Clarke

/s/ William Babcock	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
William Babcock

/s/ David Outtrim	Chief Accounting Officer (Principal Accounting Officer)
David Outtrim

/s/ John Elkann	Director
John Elkann

/s/ Mario Bonaccorso	Director
Mario Bonaccorso

/s/ Enrico Vellano	Director
Enrico Vellano

/s/ Patrick Thiele	Director
Patrick Thiele

/s/ Brian Dowd	Director
Brian Dowd

 SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly registered representative in the United States of the Company, has signed the Post-Effective Amendments to the Registration Statements in Greenwich, Connecticut, on March 22, 2016.

By:	/s/ Theodore Walker
Name:	Theodore Walker
Title:	President and Chief Executive Officer of PartnerRe U.S. Corporation